Exhibit 10.16

LEASE AGREEMENT

between

Casiopea Bovet, LLC

“Landlord”

and

3-V Biosciences, Inc., a Delaware corporation

“Tenant”

TABLE OF CONTENTS

SECTION	PAGE

1.	PREMISES	4
2.	TERM; POSSESSION	4
3.	RENT SECURITY DEPOSIT	4 8
5.	USE AND COMPLIANCE WITH LAWS	8
6.	TENANT IMPROVEMENTS & ALTERATIONS	11
7.	MAINTENANCE AND REPAIRS	12
8.	TENANT’S TAXES	13
9.	UTILITIES AND SERVICES	14
10.	EXCULPATION AND INDEMNIFICATION	15
11.	INSURANCE	15
12.	DAMAGE OR DESTRUCTION	18
13.	CONDEMNATION	19
14.	ASSIGNMENT AND SUBLETTING	21
15.	DEFAULT AND REMEDIES	23
16.	LATE CHARGE AND INTEREST	25
17.	WAIVER	26
18.	ENTRY, INSPECTION AND CLOSURE	26
19.	SURRENDER AND HOLDING OVER	27
20.	ENCUMBRANCES	28
21.	ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	28
22.	NOTICES	29
23.	ATTORNEYS’ FEES	29
24.	QUIET POSSESSION	29
25.	SECURITY MEASURES	30
26.	FORCE MAJEURE	30
27.	RULES AND REGULATIONS	30
28.	LANDLORD’S LIABILITY	30
29.	CONSENTS AND APPROVALS	31
30.	WAIVER OF RIGHT TO JURY TRIAL	31
31.	BROKERS	31
32.	RELOCATION OF PREMISES	31
33.	ENTIRE AGREEMENT	32
34.	MISCELLANEOUS	32
35.	AUTHORITY	32
36.	SIGNAGE	35

EXHIBIT A – THE PREMISES

EXHIBIT B – CONSTRUCTION RIDER

EXHIBIT C – BUILDING RULES

EXHIBIT D – ADDITIONAL PROVISIONS

EXHIBIT E – ASBESTOS NOTIFICATION

EXHIBIT F – ACKNOWLEDGEMENT OF LEASE COMMENCEMENT

i

BASIC LEASE INFORMATION

Lease Date:	For identification purposes only, the date of this Lease is March 1, 2019

Landlord:	Casiopea Bovet, LLC

Tenant:	3-V Biosciences, Inc., a Delaware corporation

Project:	Bovet Office Centre

Building Address:	155 Bovet Road San Mateo, CA 94402

Rentable Area of Building:	131,532 square feet

Premises:	Floor:	Third
	Suite Number:	303
	Rentable Area:	3,030 square feet

Commencement Date:	The Lease shall commence upon the later of substantial completion of the Tenant Improvements by Landlord or April 1, 2019.

Lease Term:	The term of the Lease shall be thirty-six (38) months. In the event the Commencement Date is not the first day of a month, the termination date shall be on the last day of the month following the 38th month anniversary of the Commencement Date. Rent for any partial month shall be prorated.

Early Access:	For the purpose of Tenant’s installation of furniture and communication equipment, Landlord shall allow Tenant access to the Premises immediately upon Landlord’s substantial completion of Landlord’s work for a period of five (5) full business days prior to the Lease Commencement Date subject to all terms and conditions contained in the Lease including evidence of insurance. No rent shall be charged during this early access period.

Base Rent:

Months 1 – 2	ABATED
Months 3 – 12	$12,423.00
Months 13 – 24	$12,795.69
Months 25 – 36	$13,179.56
Months 37 – 38	$13,574.95

Landlord’s initials	Tenant’s initials

Base Year:	Base Operating Expense Year – 2019
Base Tax Year - Fiscal Year 2018/2019

Tenant’s Share:	2.3036%

Security Deposit:	Upon Lease execution, Tenant shall pay the first month’s Base Monthly Rent and an additional amount of $27,149.90 as Security Deposit.

Tenant Improvements:	Landlord, at its sole cost, shall improve the Premises utilizing building standard materials, based upon a mutually acceptable space plan.

Improvements shall include the following:

Paint throughout including one accent wall
Install new flooring (carpet throughout with VCT in kitchen)
Install new building standard light fixtures

Use of Premises:	Tenant shall use and occupy the Premises for general office purposes only. Tenant shall not permit the occupancy of the Premises to exceed one person per one hundred seventy-five (175) square feet.

Landlord’s Address for Payment of Rent:	Casiopea Bovet, LLC
P.O. Box 740411
Los Angeles, CA 90074-0411

Business Hours:	8:00 a.m. to 6:00 p.m. Monday through Friday, excluding Holidays.

After Hours HVAC:	After hours HVAC is available through contacting the onsite management office. The current charge for this service is $81.00 per hour with a 2-hour minimum. Landlord reserves the right to adjust the charge for this service.

Dedicated HVAC:	Tenant shall be responsible for the maintenance of any dedicated HVAC units in the Premises. Any such units shall be metered and tenant shall pay for the above-standard electrical use required to operate the unit(s).

Landlord’s Address
for Notices:	Casiopea Bovet, LLC
c/o Access Property Services, Inc.
155 Bovet Road, Suite 460
San Mateo, CA 94402
Attn: Property Manager

Landlord’s initials	Tenant’s initials

Tenant’s Address For Notices:	3-V Biosciences, Inc. Attn: Chief Financial Officer
155 Bovet Road, Suite 303
San Mateo, CA 94402

With a copy to:	Dalsin Law
1655 N. Main Street, Suite 270
Walnut Creek, CA 94596

Broker(s):	Kidder Mathews representing the Landlord and the Tenant

Property Manager:	Access Property Services, Inc.

Additional Provisions:	EXHIBIT D - Additional Provisions

Exhibits:
Exhibit A:	The Premises
Exhibit B:	Construction Rider
Exhibit C:	Building Rules
Exhibit D:	Additional Provisions Rider
Exhibit E:	Asbestos Notification
Exhibit F:	Acknowledgement of Lease Commencement

The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

Landlord’s initials	Tenant’s initials

THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1.             PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises (the “Premises”), in the Building located at the address specified in the Basic Lease Information (the “Building”). The approximate configuration and location of the Premises is shown on Exhibit A. Landlord and Tenant agree that the rentable area of the Premises for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information. The Building, together with the parking facilities serving the Building (the “Parking Facility”), and the parcel(s) of land on which the Building and the Parking Facility are situated (collectively, the “Property”), is part of the Project identified in the Basic Lease Information (the “Project”).

2.             TERM; POSSESSION. The term of this Lease (the “Term”) shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”). The “Commencement Date” shall be the date set forth in the Basic Lease Information. The parties anticipate that the Commencement Date will occur on or about the Scheduled Commencement Date set forth in the Basic Lease Information (the “Scheduled Commencement Date”); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Scheduled Commencement Date. When the Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Commencement Date and Expiration Date in writing. Notwithstanding the foregoing, except as resulting from any Tenant-caused delay, in the event Landlord does not deliver possession of the Premises to Tenant by May 1, 2019, Tenant shall have the right to terminate this Lease by written notice to Landlord and Landlord shall return all funds paid by Tenant in respect of the Lease.

3.             RENT.

3.1         Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month. Any increases in Base Rent will take effect on the first day of the month; if any increase in Base Rent is due to occur on an anniversary of the Commencement Date and the Commencement Date is not the first day of a month, then the increase will take effect on the first day of the month after the month in which the anniversary occurs.

Landlord’s initials	Tenant’s initials

3.2          Additional Rent: Increases in Operating Costs and Taxes.

(a)       Definitions.

(1)       “Base Operating Costs” means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).

(2)      “Base Taxes” means Taxes for the fiscal year specified as the Base Year in the Basic Lease Information.

(3)       “Operating Costs” means all costs of managing, operating, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) not to exceed commercially reasonable rates for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”); (G) amortization of capital improvements required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (H) an office in the Project for the management of the Property, including expenses of furnishing and equipping such office and rental value of any space occupied for such purposes, not to exceed fair market value; (I) property management fees not to exceed commercially reasonable rates; (J) reasonable accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building’s share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility and the common areas of the Project and any fitness center or conference center in the Project); and (N) any other costs, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year.

Landlord’s initials	Tenant’s initials

Operating Costs shall not include (i) capital improvements (except as otherwise provided above), (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord has a right to be reimbursed by other tenants of the Building other than through payment of tenants’ shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; and (viii) costs, fines or penalties incurred due to Landlord’s default of any terms or conditions of this Lease or Landlord’s violation of leases for other premises in the Project, or Landlord’s violation of any Law; (ix) costs incurred by Landlord to remove asbestos and asbestos-containing materials from the Building that are in the Building on the date of this Lease, (x) any depreciation on the Building or Project and any fixed assets thereon excluding any amortization of capital improvements as referenced in (G) above, or (xi) costs for which Landlord is entitled to reimbursement under warranties or by insurance companies, other tenants or other third parties.

(4)       “Taxes” means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Section 8 - Tenant’s Taxes), “Tenant’s Taxes” shall be excluded from Taxes.

“Taxes” shall not include (i) any franchise, rental, income, inheritance or profit tax, capital levy or excise tax payable by Landlord (ii) any tax levy, assessment, charge or surcharge resulting from the contamination of real property by hazardous materials except unless caused by the acts or omissions by the Tenant, its agents or contractors (iii) interest or penalties for the late payment or failure to pay any real property taxes (iv) any estate inheritance taxes; or (v) any City or County transfer taxes.

(5)       “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.

Landlord’s initials	Tenant’s initials

(b)       Additional Rent.

(1)        Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

(2)       Within ninety (90) days following the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord's estimate of Operating Costs, Taxes and Tenant's Additional Rent for the following twelve (12) month period. Commencing on the first day of April of each calendar year and continuing on the first day of every month thereafter in such twelve (12) month period, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such twelve (12) month period will vary from Landlord's prior estimate, Landlord may, by notice to Tenant, revise the estimate for such twelve (12) month period (and Additional Rent shall thereafter be payable based on the revised estimate).

(3)       As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord’s statement within one hundred twenty (120) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant or its designated agent with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. In the event such dispute cannot be resolved by the parties, then Tenant shall have the right to retain an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the "Accountant") to complete an audit of Landlord's books and records to determine the proper amount of the Operating Costs, Taxes and Additional Rent incurred and amounts payable by Tenant for the year which is the subject of such dispute. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the "Big 4" accounting firms selected by Tenant, which is not paid on a contingency basis. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original statement which was the subject of such audit was in error to Tenant's disadvantage by ten percent (10%) or more of the total Operating Costs, Taxes and Additional Rent which was the subject of such audit. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s statement, nor shall any failure of Landlord to deliver Landlord’s statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s statement.

Landlord’s initials	Tenant’s initials

(4)       If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within ten (10) business days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant’s Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.

3.3       Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in the Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

Landlord’s initials	Tenant’s initials

4.             SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the Security Deposit (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant’s obligations under the Lease, or to compensate Landlord for any damage it incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In such event, Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit. If at the expiration or termination of this Lease, Tenant is not in default, has otherwise fully performed all of Tenant’s obligations under this Lease, and there are no outstanding Claims (defined in Section 10.1 below, and including all existing and potential Claims) for which Tenant is responsible, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant.

5.             USE AND COMPLIANCE WITH LAWS.

5.1       Use. The Premises shall be used and occupied for general business office purposes in connection with its operations and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the “Building Rules” (as defined in Section 27 - Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not permit the occupancy of the Premises to exceed one person (including Visitors) per one hundred seventy-five (175) square feet. Tenant shall not, without the prior consent of Landlord (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building System”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load that either (A) imposes aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit or (B) in the aggregate, on a monthly basis, has an electrical load in excess of four (4) watts per square foot of the Premises.

Landlord’s initials	Tenant’s initials

5.2       Hazardous Materials.

(a)       Definitions.

(1)       “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2)       “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3)       “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representative”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.

(4)       “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

(b)       Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

Landlord’s initials	Tenant’s initials

(c)       Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Property or Landlord’s use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d)       Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time after giving oral notice to the Tenant, absent an emergency, (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e)       Tenant’s Indemnification. Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises.

(f)       Asbestos. Tenant acknowledges that Tenant has received the asbestos notification letter attached as Exhibit E hereto pursuant to California Health and Safety Code Sections 25915 et seq. (as amended from time to time, the “Connelly Act”), disclosing the existence of asbestos in the Building. As part of Tenant’s obligations under paragraph (c) of this Section, Tenant agrees to comply with the Connelly Act, including providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners,” as those terms are defined in the Connelly Act.

Landlord’s initials	Tenant’s initials

6.             TENANT IMPROVEMENTS & ALTERATIONS.

6.1         Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring (“Alterations”), without Landlord’s prior written consent. Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to all reasonable conditions which Landlord may in Landlord’s discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord, and Landlord shall make such designation at the time of approval. If any work outside the Premises or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

6.2         Before making any Alteration, Tenant shall submit to Landlord, in writing, for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations Notwithstanding anything above to the contrary, Tenant may from time to time during the Lease Term, at its own expense and after giving Landlord written notice of its intention to do so, make cosmetic alterations, additions and changes in and to the non-structural, non-mechanical portions of the interior of the Premises (except those of a structural nature) as it may find necessary or convenient for its purposes with Landlord’s prior written approval, which shall not be unreasonably withheld.

Landlord’s initials	Tenant’s initials

6.3         Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest). Tenant shall give Landlord at least ten (10) days’ notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

6.4         Subject to the provisions of Section 5 - Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.             MAINTENANCE AND REPAIRS

7.1          By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. To Landlord’s knowledge, the Premises have not undergone inspection by a Certified Access Specialist. During the Term, Tenant at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (excluding ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first-class condition, and keep the Premises in a clean, safe and orderly condition.

7.2          Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Property or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent (if any) not covered by Landlord’s property insurance. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant that Landlord is required to repair. As a material part of the consideration for the Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.

Landlord’s initials	Tenant’s initials

7.3          Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease, to perform any of the acts set forth in subparagraphs (a) through (d), below.

(a)       To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Project and property adjacent to the Project, the Building, the fixtures and equipment therein, and the Building Systems; provided that in doing so, Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business. Tenant acknowledges that such alterations, additions, repairs and improvements may generate noise and vibrations and may temporarily interfere with access to the Premises, although they will not prevent access;

(b)       To change the Building’s name or street address;

(c)       To install and maintain any and all signs on the exterior and interior of the Building;

(d)       To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and

(e)       If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

8.             TENANT’S TAXES. “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

Landlord’s initials	Tenant’s initials

9.             UTILITIES AND SERVICES.

9.1          Description of Services. Landlord shall furnish to the Premises: reasonable amounts of heat, ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information (“Business Hours”) on weekdays except public holidays (“Business Days”); reasonable amounts of electricity; and janitorial services five days a week (except public holidays). Landlord shall also provide the Building with normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant’s sole expense.

9.2          Payment for Additional Utilities and Services.

(a)       Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord.

(b)       If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 175 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(c)       If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building (which amount is not in excess of four (4) watts per month per square foot of the Premises), Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operations).

Landlord’s initials	Tenant’s initials

9.3         Interruption of Services. In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a “Service Failure”), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease. Notwithstanding anything to the contrary herein, except as occasioned by events outside the reasonable control of Landlord, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the "Eligibility Period") as a result of (i) any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date, or (ii) any failure by Landlord to provide to the Premises any of the facilities for essential utilities and services required to be provided under this Lease, or (iii) any failure by Landlord to provide access to the Premises, then Tenant's obligation to pay base Rent shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. To the extent Tenant shall be entitled to abatement of Rent because of a damage or destruction pursuant to Article 12 or a Condemnation pursuant to Article 13, then the Eligibility Period shall not be applicable. Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability.

10.            EXCULPATION AND INDEMNIFICATION

10.1        Landlord’s Indemnification of Tenant. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (“Claims”) asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by (a) the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives, or (b) any breach or default under this Lease by Landlord.

10.2        Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s authorized representatives harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

Landlord’s initials	Tenant’s initials

10.3         Damage to Tenant and Tenant’s Property. Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above the Premises or Property; or acts of other tenants in the Property). Tenant hereby waives all claims against Landlord for any such loss, injury or damage caused by Landlord’s negligence (active or passive) or willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

10.4         Survival. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.           INSURANCE

11.1         Tenant’s Insurance.

(a) Liability Insurance. Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, such limits may be met though any combination of primary and excess liability policies. At such time, if any, that Tenant has a product liability risk to ensure, then tenant shall maintain in force throughout the term products and completed operations insurance coverage with the aforementioned annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) except with respect to any product liability coverage, provide that defense costs are paid in addition to and to not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; (v) extend coverage to cover Tenant’s liability for the actions of Tenant’s representatives and Visitors; and (vi) designate separate limits for the Property. Each policy of liability insurance required by this Section shall: (1) contain a cross liability endorsement or separation of insureds clause; (2) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (3) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; and (4) except with respect to product /completed operations liability policies , name Casiopea Bovet, LLC and Access Property Services, Inc., as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies with respect to liability arising out of the ownership maintenance or use of the Premises by Tenant. All endorsements effecting such additional insured status shall be on policy forms reasonably acceptable to Landlord.

Landlord’s initials	Tenant’s initials

(b)       Property Insurance. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant’s trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both landlord and Tenants shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c)       Worker’s Compensation Insurance. Tenant shall carry and maintain Workers Compensation and Employer’s Liability Insurance as required by applicable Laws.

(d)       Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) in the event Tenant receives notice of cancellation from the insurer of any of the insurance required under this Lease, Tenant will provide Landlord written notice of such pending cancellation within five (5) business days of receipt of such notice from the insurer. Tenant shall use all reasonable efforts to remedy the cause of such cancellation notice, or will find replacement insurance meeting the requirements of this Lease, and shall provide Landlord with written notice that such cancellation has been rescinded, or shall provide a new Certificate of Insurance evidencing the replacement insurance, prior to the date the pending cancellation was to become effective, such that no lapse in the required insurance shall occur. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be authorized to do business in the state where the property is located. Any deductible amount under such insurance, other than Products Liability and Completed Operations coverage, shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement affecting the additional insured status, is in full force and effect.

(e)       Updating Coverage. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the reasonable opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

Landlord’s initials	Tenant’s initials

(f)        Certificates of Insurance. Prior to occupancy of the Premises by tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord’s request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits. If (i) Tenant fails to provide a certified copy of its insurance policies then in force or (ii) if the policies or certificates of insurance provided by Tenant pursuant to this paragraph (e) or pursuant to paragraph (c) indicate that the insurance coverage maintained by Tenant does not satisfy the requirements of this Article 11, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, many procure such insurance, and any sums expended by it to procure any such insurance shall be repaid upon demand, with interest as provided in Section 16.2. Nothing in this paragraph is intended to relieve Tenant of its obligation to maintain insurance or to impose any obligation on Landlord to obtain insurance for the benefit of Tenant or to notify Tenant that Tenant is not complying with the provisions of this Article 11.

11.2        Landlord’s Insurance. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

11.3        Mutual Waiver of Right of Recovery and Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.           DAMAGE OR DESTRUCTION.

12.1        Landlord’s Duty to Repair.

(a)       If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixture or Alterations.

Landlord’s initials	Tenant’s initials

(b)       If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

12.2         Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a)       If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

(b)       If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs;

(c)       If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d)       If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.

12.3         Tenant’s Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s reasonable estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than one (1) year, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2 - Landlord’s Right to Terminate.

Landlord’s initials	Tenant’s initials

12.4         Waiver. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate.

13.           CONDEMNATION.

13.1         Definitions.

(a)       “Award” shall mean all compensation, sum, or anything of value awarded, paid or received on a total or partial Condemnation.

(b)     “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c)       “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2         Effect on Lease.

(a)       If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b)       If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area of the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suited for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c)       If all or a portion of the Premises is temporarily taken by a Condemnor for al period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

Landlord’s initials	Tenant’s initials

13.3       Restoration. If this Lease is not terminated as provided in Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4       Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionately reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation, and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5       Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations.

13.6       Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.            ASSIGNMENT AND SUBLETTING

14.1       Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld, conditioned or delayed. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer provided however, a private equity financing of the Tenant in which more than an aggregate of fifty (50%) of the voting shares of Tenant or a transfer between or among current shareholders of Tenant of more than an aggregate of fifty percent (50%) of the voting shares of Tenant shall not be deemed a transfer under this Article 14 provided that any such sale or transfer was not consummated as a subterfuge to avoid the obligations of this Article 14. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease.

Landlord’s initials	Tenant’s initials

Notwithstanding anything to the contrary in this Section, Tenant may assign this Lease or sublease the Premises to an affiliate of Tenant (as defined below) provided that Landlord determines in its reasonable discretion that, at the time of the assignment or sublease, the affiliate has a net worth no less than Five Million Dollars ($5,000,000). Tenant will provide to Landlord information to enable Landlord to make the determination of the net worth of Tenant and the affiliate. For purposes of this paragraph, an "affiliate" is an entity that (a) is majority owned by Tenant, owns a majority of Tenant or is majority owned by an entity that owns all the outstanding capital stock of Tenant; (b) is an entity that merges with Tenant to create a new entity or that results from a consolidation or non-bankruptcy reorganization; (c) acquires all or substantially all the assets or stock of Tenant; or (d) Tenant is merged into, with the result that Tenant ceases to exist after the merger.

14.2        Reasonable Consent.

(a)       Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a “Proposed Transferee”); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 - Landlord’s Right to Space.

(b)       Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation and creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises is not consistent with the character and nature of other tenants and uses in the Building or is prohibited by this Lease or any laws, covenants, or restrictions applicable to the Building, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (iv) the proposed transfer would violate any “exclusive” rights of any tenants in the Project, (v) Landlord or Landlord’s agent has shown space in the Building to the Proposed Transferee or responded to any written inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Building, at any time within the preceding nine months, or (vi) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property.

Landlord’s initials	Tenant’s initials

14.3       Excess Consideration. If Landlord consents to the Transfer, Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, fifty percent (50%) of any consideration paid by any transfer (the “Transferee”) for the Transfer, including, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, after first deducting Tenant’s actual out-of-pocket costs incurred in subleasing or assigning such space including without limitation, rent concessions, attorney fees, brokerage commissions and tenant improvements.

14.4       No Release of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5       Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises).

14.6       Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of the Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7       Landlord’s Right to Space. Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease of 50% or more of the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

Landlord’s initials	Tenant’s initials

14.8        Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

15.           DEFAULT AND REMEDIES.

15.1        Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a)       Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) business days after written notice that it is due.

(b)       Tenant abandons the Premises.

(c)       Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below.

(d)       Tenant violates the restrictions on Transfer set forth in Section 14 - Assignment and Subletting.

(e)       Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f)       Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g)       Tenant fails to perform or comply with any provisions of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such thirty (30)-day period, Tenant fails within such thirty (30)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord’s reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

(h)       The occurrence of any Event of Default under any other lease agreement between Tenant and Landlord [if there are any related entities who lease property to Tenant, they should be listed here as well].

Landlord’s initials	Tenant’s initials

15.2        Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a)       Landlord may terminate Tenant’s rights to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

(b)       Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

Landlord’s initials	Tenant’s initials

(c)       Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(d)       Landlord may remove all Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, and then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.           LATE CHARGE AND INTEREST.

16.1        Late Charge. If more than once per Lease Year, any payment of rent is not received by Landlord when due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to ten percent (10%) of the overdue payment. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Project. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 16.1 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

16.2        Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum of prevent Landlord from exercising any of its other rights and remedies under this Lease.

17.            WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Landlord’s initials	Tenant’s initials

18.            ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant of not less than 24 hours (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises during the Building’s business hours to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any noticed required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants during the last 6 months of the Term, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. Except as otherwise specifically stated in this Lease, in no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

19.            SURRENDER AND HOLDING OVER.

19.1        Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal,storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets, and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

Landlord’s initials	Tenant’s initials

19.2        Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be 150% of the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20.            ENCUMBRANCES.

20.1        Subordination. This Lease is expressly made subject and subordinate to any mortgage lien, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefore by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease

Landlord’s initials	Tenant’s initials

20.2        Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property (“Mortgagee”), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.            ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

21.1        Estoppel Certificates. Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant’s special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and delivery such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within the time period noted above, Landlord shall sent a second written request therefore, with a copy to Tenant’s counsel as noted in the notice section of this Lease. If Tenant fails to deliver such certificate within ten (10) days after Landlord’s second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate.

21.2        Financial Statements. Within twenty (20) days after written request therefore, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee. Landlord shall use good faith efforts to keep such information received from Tenant confidential, except that Landlord may disclose such financial information received from Tenant to any Government Agency, any Mortgagee, lender or prospective lender for, or purchaser or prospective purchaser of, the Building, as necessary in the course of any litigation arising out of or concerning this Lease, or as required by applicable law, and provided however that the foregoing confidentiality requirement shall be inapplicable in the event the subject financial information is made publicly available by the Securities and Exchange Commission or any other governmental body.

Landlord’s initials	Tenant’s initials

22.           NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23.           ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of the Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24.           QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

Landlord’s initials	Tenant’s initials

25.          SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant, in an amount specified by Landlord. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26.           FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27.           RULES AND REGULATIONS. Tenant shall be bound and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation, or failure to observe, the Building Rules by any other tenant or other person. The Rules and Regulations shall be enforced and changed by Landlord in a reasonable and in a non-discriminatory manner.

28.           LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligation or actions under this Lease.

Landlord’s initials	Tenant’s initials

29.           CONSENTS AND APPROVALS.

29.1        Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

29.2        No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy of sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30.            WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of an contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31.           BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the “Broker”) in accordance with Landlord’s separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives.

32.            RELOCATION OF PREMISES. Intentionally Omitted.

Landlord’s initials	Tenant’s initials

33.            ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitutes the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34.           MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35.           AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

36.            SIGNAGE. Landlord will provide building-standard “Signage” for Tenant on the building directory located in the lobby of the building. Landlord will also provide a building standard corridor suite sign and elevator lobby strip at no cost to Tenant.

Landlord’s initials	Tenant’s initials

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

LANDLORD		TENANT
CASIOPEA BOVET, LLC		3-V BIOSCIENCES, INC., a Delaware corporation
By:	Access Property Services, Inc.	By:	DENNIS HOM
Its:	Authorized Agent	Its:	CFO

	/s/ Daniel T. Gray		/s/ Dennis Hom
By:	Daniel T. Gray
Its:	Senior Vice President	Date:	MARCH 11, 2019
Date:	3-12-19

Landlord’s initials	Tenant’s initials

EXHIBIT A

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 1, 2019

BETWEEN

CASIOPEA BOVET, LLC, AS LANDLORD,

AND

3-V BIOSCIENCES, INC., AS TENANT

(“LEASE”)

THE PREMISES

Landlord’s initials	Tenant’s initials

Exhibit A, Page 1

EXHIBIT B

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 1, 2019

BETWEEN

CASIOPEA BOVET, LLC, AS LANDLORD,

AND

3-V BIOSCIENCES, INC., AS TENANT

(“LEASE”)

CONSTRUCTION RIDER

1.        Tenant’s Election to Lease Premises “AS IS”. Tenant has thoroughly examined and inspected the Premises and has elected to lease the Premises on the terms set forth in the Lease on a strictly “AS IS”, WHERE IS and WITH ALL FAULTS subject to Landlord’s obligation to perform or to contribute toward the cost of any renovation or refurbishment or other work to prepare the Premises for use or occupancy by Tenant under this Lease.

Landlord, at its sole cost, shall improve the Premises utilizing building standard materials, based upon a mutually acceptable space plan attached hereto as Exhibit B-1. Said Improvements to consist of the following:

Paint throughout including one accent wall

Install new flooring (carpet throughout with VCT in kitchen)

Install new building standard light fixtures

2.        Ownership of Tenant Improvements. All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease. At Landlord’s request, Tenant will remove such Tenant Improvements designated by Landlord and restore the portion of the Premises affected by such removal to their condition before such Tenant Improvements were made.

Landlord’s initials	Tenant’s initials

Exhibit B, Page 1

EXHIBIT C

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 1, 2019

BETWEEN

CASIOPEA BOVET, LLC, AS LANDLORD,

AND

3-V BIOSCIENCES, INC., AS TENANT

(“LEASE”)

BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meaning as these terms are given in the Lease.

1)	Building HVAC Hours. Normal hours for the operation of building HVAC systems shall be 7:30 AM to 6:00 PM, Monday through Friday, excluding generally observed holidays and the Friday following Thanksgiving. HVAC service for additional hours shall be available at Landlord's then standard hourly rates (two-hour minimum).

2)	Use of Common Areas. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building (“Common Areas”), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Area, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

3)	After-Hours Access. On weekends and holidays observed by the Bovet Office Centre, and between the hours of 6:00 PM and 7:30 AM, Monday through Friday, access to any building may be refused unless the person seeking access has the building security code or is properly identified by the person charged with responsibility for the safety and protection of such building. In no case shall Landlord be liable for any loss or damage for any error with respect to any person's admission to or exclusion from any building. Landlord reserves the right to lock the building entry doors on weekends and holidays and from 6:00 PM until 7:00 AM on business days and during such other hours as Landlord deems necessary for the safety and protection of the building or its tenants or contents. Further, in case of invasion, mob, riot, public excitement, or other commotion and at such times as Landlord deems necessary for the safety and protection of any building, its tenants, or the property located therein, Landlord may prohibit and prevent access to such building by all persons by any reasonable means Landlord deems appropriate.

Landlord’s initials	Tenant’s initials

Exhibit C, Page 1

4)	Securing the Premises. Each tenant shall see that the exterior doors of its premises are closed and securely locked when not in use and at all times described in the first sentence of Rule and Regulation No. 2 above. Each tenant shall keep its corridor doors closed except for normal ingress and egress to and from its premises. Each tenant shall exercise extraordinary care and caution that all water faucets or water apparatus (if available) are entirely shut off each day before its premises are left unoccupied and that all electricity or gas shall likewise be carefully shut off so as to prevent waste of such utility or possible property damage or injury to Landlord's janitor or other employees or representatives or to other occupants of the building. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

5)	Responsibility for Theft. Tenant assumes any and all responsibility for protecting the premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

6)	Temperature Controls. No tenant shall tamper with or adjust temperature control thermostats in its premises or elsewhere in any building. Landlord shall adjust thermostats as required to maintain the building standard temperatures.

7)	Signs. Except as provided or required by Landlord in accordance with Bovet Office Centre's building standards, no tenant shall inscribe, display, print, paint, or affix any sign, notice, placard, picture, advertisement, or name on or to any part of the building or exterior of such tenant's premises or to door thereof without the prior written consent of Landlord. Landlord shall have the right, without notice and at the expense of any tenant who violates the foregoing restriction, to remove any such sign, notice, placard, picture, advertisement, or name that does not comply herewith. All approved signage will be inscribed, painted or affixed at Tenant’s expense by a person approved by Landlord, which approval will not be unreasonably withheld.

8)	Use of Bovet Office Centre's Name. No tenant shall, without Landlord's prior written consent, use the name of the Bovet Office Centre in connection with any promotion or advertising of the tenant's business, except as such tenant's address.

9)	Building Directories. The building directories shall be used primarily for display of the name and location of tenants. Landlord reserves the right to exclude any other names there from, to limit the number of names associated with tenants to be placed thereon, and to charge for names associated with tenants to be placed thereon at rates generally applicable to all tenants.

10)	Building Address. Landlord, without notice and without liability to any tenant, may at any time change the name or the street address of any building or any premises therein.

11)	Window Coverings. Except as provided or required by Landlord in accordance with Bovet Office Centre's building standards, no draperies, curtains, blinds, shades, screens, awnings, hangings, decorations, or other devices shall be attached to, hung at, placed in, or used in connection with any window or exterior door of any tenant's premises. Any articles placed or kept on the windowsills or next to the sills so as to be visible from the exterior of the building shall be immediately and permanently removed upon Landlord's written request. No doors, windows, light fixtures, or any lights or skylights that reflect or admit light into halls or other places or any building shall be covered or obstructed. Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior the Building.

Landlord’s initials	Tenant’s initials

Exhibit C, Page 2

12)	Wall Decorations. Except as expressly approved in writing by Landlord, no tenant shall mark, drive nails, screw, or drill into any brick or masonry walls or in any way deface any building or any premises for any purpose whatsoever, except that tenant may drive nails or screws into sheetrock or plaster walls as necessary for supporting pictures, paintings, and other similar decorative items, provided that the weight thereof does not exceed fifteen (15) pounds.

13)	Ceiling Clearance. No tenant shall stock, pile, store, or place any objects closer than 18 inches to the ceiling of its premises. All costs or relocation or adding sprinkler heads (if any) due to walls or objects in a tenant area that project closer than 18 inches to the ceiling shall be at such tenant's cost. EXTREME CARE MUST BE TAKEN TO AVOID ANY AND ALL CONTACT WITH SPRINKLER HEADS.

14)	Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

15)	Corrosion Damage; Chair Mats. Each tenant shall be responsible for any damage to carpeting and flooring as a result of rust or corrosion of such tenant's file cabinets, potholders, roller chairs, or other metal objects. Chair mats shall be placed under all non-stationary chairs.

16)	Telecommunication Devices. No tenant shall install any radio or television antenna, loudspeaker, earth station, or any other device on the exterior walls or the roof of any building without Landlord's prior written approval. No tenant shall interfere with radio or television broadcasting or reception from or in any building in the Bovet Office Centre.

17)	Telephone and Electric Wires. No boring or cutting for telephone or electric wires shall be allowed without the written consent of the Landlord and any such wires shall be introduced at the place and in the manner required by Landlord. The location of each tenant's call boxes, telephones, speakers, and all other office equipment affixes to it premises shall be subject to the approval of the Landlord. Each tenant shall pay all expenses incurred in connection with the installation of its equipment, including any telephone and electricity distribution equipment.

18)	Burglar Alarms. No burglar alarm system may be installed without Landlord's prior written approval of such system, which approval shall not be unreasonably withheld.

19)	Extension Cords. Landlord reserves the right to restrict the use of any electrical extension cords. At no time shall more that two electrical devices be connected to any one duplex outlet. Multiple adapters are prohibited. Any extension cord used shall be a two-wire cord with ground and shall be sized according to the power draw on the circuit.

Landlord’s initials	Tenant’s initials

Exhibit C, Page 3

20)	Use of the Passageways and Roof. No tenant shall obstruct, or sweep or throw dirt or any other substance into, or temporarily or permanently store or dispose of any trash, garbage, waste, or refuse in, any hall, passage, exit, entrance, elevator, or stairway or on the sidewalk of any building or other area of the Bovet Office Centre or use the same for any purpose other than for ingress to and egress from such tenant's premises. The halls, passages, exits, entrances, elevators, and stairways of each building in the Bovet Office Centre are not for the use of the general public, and Landlord in all cases reserves the right to control the same and prevent access thereto by any person whose presence, in the judgment of Landlord, is or may be prejudicial to the safety, character, reputation, or interests of such building or its tenants; provided however, that Landlord shall not prevent such access to persons with whom tenants deal in the ordinary course of business unless such persons are engaged in illegal or disruptive activities. No person shall go up on or use the roof of any building unless expressly so authorized by Landlord.

21)	Deliveries and Use of Elevators. No mail, furniture, packages, supplies, equipment, merchandise, or deliveries of any kind shall be received in any building or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord. All routine deliveries to any tenant's premises shall be made through the elevators designated for freight usage. Passenger elevators shall be used only for the movement of persons, except as otherwise approved in writing by Landlord.

22)	Moving and Installation of Equipment. Furniture, freight, and equipment of every kind shall be moved into or out of buildings only at such times and in such manner, as Landlord shall designate. All hand-trucks used anywhere in any building shall be equipped with rubber tires and side guards. Landlord may prescribe and limit the weight, size, or position of any office equipment to be used by tenants, other than standard office desks, chairs, table, and portable office machines. Safes and other heavy equipment, if any, approved by Landlord shall stand on wood strips of such thickness, as Landlord deems necessary to distribute properly the weight thereof. If moving or maintaining any property of a tenant causes any damage to the premises or any other portion of the building, the damage shall be repaired at such tenant's expense. All removals, or the carrying in or out of any building or moving within any building, of any safe, freight, furniture, fixtures, or bulky matter of any description shall only take place during such hours as Landlord may determine from time to time. The moving of all such items shall only be made upon previous written notice to Landlord and under its supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, furniture, fixtures, freight, and other bulky matter to be brought into any building and to exclude there from any such item that violates any of these rules and regulations or the lease of the tenant responsible for such item.

23)	Trash Disposal. No trash, garbage, waste, or refuse shall be stored or disposed of in any common area of the Bovet Office Centre, except in the dumpsters or trash containers provided by Landlord for that purpose. All cardboard and wooden boxes shall be broken down and flattened before they may be disposed of in such dumpsters and trash containers. Tenants shall only use such dumpsters and trash containers for disposal on non-hazardous trash or waste generated at the Bovet Office Centre in connection with the ordinary conduct of such tenants' business at the Bovet Office Centre in accordance with the terms and conditions of their respective leases. Any tenant desiring Landlord's services for removal or disposal of additional quantities of non-hazardous trash or waste generated by such tenant at the Bovet Office Centre shall so notify Landlord, and Landlord shall endeavor to provide such service at its then standard charges.

Landlord’s initials	Tenant’s initials

Exhibit C, Page 4

24)	Tenant's Authorized Representative. Each tenant, by written notice to Landlord, shall appoint a person to act as such tenant's Authorized Representative. All tenant requests to Landlord or its management for services shall be made through the Authorized Representatives. Each tenant's Authorized Representative shall also serve as the tenant contact in the event of building emergencies, interruptions of services, or security problems.

25)	Services. Except as may otherwise be agreed to in writing by Landlord, no tenant shall hire, employ, or contract with any person or firm for spring water, ice, towel, janitorial, maintenance, or other like service to be provided to such tenant's premises, and no person shall be permitted to enter any building for such purpose. Tenants shall not cause any unnecessary labor by carelessness or indifference to the preservation of good order and cleanliness in their premises or any other area of their building or the Bovet Office Centre. Landlord shall not be responsible to any tenant for loss of property in its premises or elsewhere in the Bovet Office Centre, however occurring, or for any damage to the property of any tenant caused by the employees or independent contractors of Landlord or by any other person. Regular janitor service provided by Landlord shall include ordinary dusting and cleaning, but shall not include cleaning of carpets or rugs (except normal vacuuming) or moving of furniture, file cabinets, or equipment. Window cleaning shall be done only at the times determined by Landlord, in accordance with its normal business practice, for such services.

26)	Landlord's Employees. Special requirements of tenants shall be attended to only upon application to Landlord at its office in the Bovet Office Centre. Employees of Landlord shall not move any furniture or in any case perform any work for tenants outside such employees' regular duties unless under special instructions from Landlord, and no employee of Landlord shall be required to admit any person (tenant or otherwise) to any premises in any building.

27)	Preparation for Maintenance/Repairs/Alterations. In the event Landlord shall elect, or be required, to perform any maintenance, repairs, alterations, improvements, or installations on a tenant's premises, such tenant shall, upon Landlord's request, move any file cabinets, furniture, or equipment as required by Landlord's workers in order for them to obtain full, unobstructed access to the area where their work is to be performed.

28)	Lock and Keys Furnished by Landlord. Landlord shall at its expense provide a lock set and two keys for each corridor door entering the tenant's premises. No tenant shall make or cause to be made any copies of such keys, except through Landlord, who shall make additional keys available upon request at Landlord's then standard charges. Landlord shall endeavor to provide such additional keys within five (5) working days after the tenant's request. Upon a tenant's written request, Landlord shall re-key any lock sets, or install additional lock sets, on corridor or interior doors of such tenant's premises, and such tenant shall pay Landlord for such service at Landlord's then standard charge therefore. In emergencies only, a temporary lockset may be installed, and the same shall be replaced as soon as the permanent lockset is available. No tenant shall re-key or install, or cause to be re-keyed or installed, any lock set on any door except in the foregoing manner. All such locksets and keys shall be keyed to the building master lock system. Notwithstanding the foregoing, no tenant shall be required to provide Landlord with keys to such tenant's safes or vaults or to those areas of its premises appropriately designated by such tenant in writing to Landlord as "Restricted Areas".

Landlord’s initials	Tenant’s initials

Exhibit C, Page 5

29)	Return of Keys. All door keys and locksets furnished to any tenant shall remain the property of Landlord. Upon termination of occupancy of it premises, each tenant shall deliver to Landlord all keys furnished by Landlord, and any reproductions thereof made by or at the direction of such tenant. In the event of loss of any keys so furnished, the affected tenant shall immediately report the loss to Landlord and such tenant shall reimburse Landlord, at Landlord's then standard rates, for (a) the cost of replacing such keys or (b) should Landlord decide that re-keying the locks is necessary for the security of such premises, the cost (including labor and materials) of re-keying all locks keyed to such lost keys. Upon termination of occupancy of its premises, each tenant shall also deliver to Landlord all keys to any other locks remaining in the premises and shall give Landlord written notice of the combinations of any locks to any safes, cabinets, vaults, or doors to "Restricted Areas", if the same are not removed by such tenant.

30)	Hazardous Substances. The following rule concerns "Hazardous Substances", which term shall mean any kerosene, gasoline, oils, solvents, paint thinner, acids, caustics, insecticides, pesticides, herbicides, corrosives, flammable explosives, asbestos, PCB vinyl chloride, cyanide solutions, urea formaldehyde, waste chemicals, sludge, radioactive materials, infectious or medical waste, or other substance or material that, after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or indirectly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer, reproductive harm, or genetic abnormalities. No tenant shall cause or permit any Hazardous Substance to be brought upon or kept, used, or generated in or about its premises or any other area of its building or the Bovet Office Centre unless (a) such Hazardous Substance is necessary for the tenant's business (and business is a permitted use under its lease) and (b) the tenant first obtains the written consent of Landlord if such Hazardous Substance is other than an ordinary consumer product that is used at the premises in the same manner as an ordinary consumer use and is present in quantities that are not substantially greater quantities than may be present in an ordinary household and that would not require reporting under any federal, state, or local law or regulation if such quantities were released into the environment. Any tenant who at any time becomes aware, or has reasonable cause to believe, that any Hazardous Substance, other than those permitted under these rules and regulations, has come to be located in, on, or beneath its premises or any other area of its building or the Bovet Office Centre, such tenant shall, immediately upon discovering such presence or suspected presence of such Hazardous Substance, give Landlord written notice, in reasonable detail, of such condition.

Landlord’s initials	Tenant’s initials

Exhibit C, Page 6

31)	Nuisance. No tenant shall, in or about its premises, (a) use or keep or permit to be used or kept any foul or noxious gas or substance, (b) engage in or permit any activities or uses offensive or objectionable to Landlord or other tenants or occupants by reason of noise, odors, or vibrations, (c) interfere in any way with other tenants or persons conducting business in any building in the Bovet Office Centre, or (d) without Landlord's prior written consent, bring or keep, or permit to be brought or kept, any pets or animal life form, other than human, except seeing eye dogs when in the company of their masters.

32)	Certain Other Prohibited Uses. No cooking shall be done or permitted by tenants in their premises or elsewhere in the building or on the grounds of the Bovet Office Centre, except as otherwise specifically consented to in writing by Landlord. No premises shall be used for the storage of merchandise (except storage incidental to a use expressly permitted under tenant's lease), washing clothes, lodging, sleeping or any improper, objectionable, or immoral purpose. No tenant shall, without Landlord's prior written consent, use any method of heating or air-conditioning other than that supplied by Landlord.

33)	No Smoking. Smoking of cigarettes, cigars, and pipes is prohibited in building lobbies, stairways, corridors, elevators, restrooms and other common areas in the buildings. All cigarettes, cigars, and pipes shall be extinguished before entering any building.

34)	Intoxication. Landlord may exclude or expel from the Bovet Office Centre any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in material violation of any of the rules or regulations of the Bovet Office Centre.

35)	No Soliciting. Canvassing, soliciting, peddling, and distribution of written material in any building or in the parking lots or grounds of the Bovet Office Centre are prohibited, and each tenant shall cooperate to prevent the same.

36)	No Loitering. No one shall loiter in any entrances, exits, stairways, elevators, or corridors, or, except as otherwise consented to in writing by Landlord, in any way obstruct any sidewalk, driveway, lobby, stairway, or elevator.

37)	No Shopping Carts. No shopping carts may be brought onto the grounds of the Bovet Office Centre or into any building.

38)	No Vehicles in Premises. No bicycles or vehicles of any kind shall be brought into or kept in or about any tenant's premises or other area of any building.

39)	Christmas Trees. Live/Cut Christmas trees, electrical decorative lights, candles, and open flames are strictly prohibited.

40)	Vending Machines. No vending, arcade, game, or food or beverage dispensing machine of any description shall be installed, maintained, or operated in any tenant's premises or elsewhere in any building without the prior written consent of Landlord.

41)	Toilet Fixtures. No toilet room, toilet, urinal, washbowl, or other apparatus shall be used for any purpose other than that for which it was constructed and no foreign substance of any kind whatsoever shall be thrown or placed therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenants who, or whose employees or visitors, cause such breakage, stoppage, or damage.

Landlord’s initials	Tenant’s initials

Exhibit C, Page 7

42)	Parking Rules and Regulations:

a)	Landlord reserves the right to designate the use of parking spaces at the Bovet Office Centre, and parking shall be prohibited except in areas specifically marked for parking. All parked vehicles shall be parked within (and never across) the striped lanes designated or such purpose, and no portion of any marked vehicle may block any driveway.

b)	Areas marked “visitor parking” shall be used solely for tenant’s clients and visitors. Tenant’s employees parking in “visitor parking” will be immediately towed, without notice and without warning, at owner’s expense.

c)	Areas marked as "loading" zones shall be used solely for purposes of loading and unloading of equipment, personal property, or materials used at the Bovet Office Centre. Any vehicle being loaded or unloaded shall be properly parked in a parking space or stopped in such a marked "loading" zone. No vehicle stopped in a "loading" zone may be left unattended.

d)	Only passenger vehicles may be parked at the Bovet Office Centre. The parking of trucks, trailers, recreational vehicles, and boats is specifically prohibited. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

e)	No "For Sale" or other advertising signs or signs referring to the Bovet Office Centre may be placed on or about any vehicle parked at the Bovet Office Centre.

f)	No vehicles may be parked overnight at the Bovet Office Centre without Landlord's prior written consent.

g)	No vehicle that exceeds thirty (30) feet in length may enter the Bovet Office Centre for any purpose.

h)	While driving in the driveways and parking lots, drivers shall comply with all directional signs and arrows and shall not exceed the speed limit of 5 miles per hour.

i)	Washing, waxing, cleaning, and servicing of vehicles in the Bovet Office Centre is prohibited

j)	Upon Landlord's request to any tenant, such tenant shall provide Landlord with a list of license plate numbers of all automobiles used by its employees and agents who are authorized to park at the Bovet Office Centre.

k)	Landlord reserves the right to have any vehicle that violates any provision of these parking rules and regulations towed at the vehicle owner's expense.

l)	Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device shall be displayed as requested and may not be mutilated in any manner. There shall be a replacement charge to the tenant, at Landlord's then standard rates, for loss of any such device. Loss or theft of any such device shall be reported to Landlord immediately. Any parking identification devices found on or used for an unauthorized car may be confiscated and the illegal holder shall be subject to prosecution. Lost or stolen devices previously reported and then found shall be reported found to the Landlord immediately

43)	Responsibility for Employees and Guests. Each tenant shall be responsible for the observance of all the rules and regulations by such tenant's employees, agents, clients, customers, contractors, invites, visitors, and guests.

Landlord’s initials	Tenant’s initials

Exhibit C, Page 8

44)	Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

45)	Enforcement of Rules. Each tenant shall be liable to Landlord and to each other tenant of the Bovet Office Centre for any loss, cost, expense, damage, or liability, including attorneys' fees, caused or occasioned by the failure of such first named tenant to comply with these rules and regulations, but Landlord shall have no liability for such failure or for failing or being unable to enforce compliance therewith by any tenant and such failure by Landlord or non-compliance by any other tenant shall not be a ground for abatement of rent or termination of any lease.

46)	Collection of Charges. Landlord's right to charge particular tenants for certain costs and expenses pursuant to these rules and regulations shall not impose any obligation upon Landlord to impose or collect such charges from any such particular tenant, and in the event Landlord, for whatever reason, is not reimbursed by any tenant for such costs and expenses, the same may be included in the calculation of building operating expenses for purposes of determining each tenant's percentage share of increases therein in accordance with the provisions of its lease.

47)	Waivers. Landlord may waive any one or more of these rules and regulation for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall constitute a waiver of such rule or regulation in favor of any other tenant.

48)	Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

49)	Changes to Rules. Landlord reserves the right to rescind any of these rules and regulations and to make such changes therein, and add such other and further rules and regulations as Landlord in its reasonable judgment shall, from time to time, deem appropriate. Such changed or additional rules and regulations shall be binding upon each tenant upon Landlord’s giving such tenant written notice thereof.

50)	Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provision of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

Landlord’s initials	Tenant’s initials

Exhibit C, Page 9

EXHIBIT D

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 1, 2019

BETWEEN

CASIOPEA BOVET, LLC, AS LANDLORD,

AND

3-V BIOSCIENCES, INC., AS TENANT

(“LEASE”)

ADDITIONAL PROVISIONS RIDER

37.	PARKING.

(a)       Tenant’s Parking Rights. Landlord shall provide Tenant, on an unassigned and non-exclusive basis, for use by Tenant and Tenant’s Representatives and Visitors, at the users’ sole risk, ten (10) parking spaces in the Parking Facility. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors’ parking.

(b)       Availability of Parking Spaces. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and user of the Parking Facility. Access to the Parking Facility may, at Landlord’s option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

(c)       Assignment and Subletting. Notwithstanding any other provision of the Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except with Landlord’s prior written consent, which may be granted or withheld by Landlord in its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

(d)       Condemnation, Damage or Destruction. In the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant’s rights to use parking spaces hereunder may, at the election of the Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility, and the Monthly Parking Rental payable hereunder shall be reduced proportionately. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas of the Parking Facility.

Landlord’s initials	Tenant’s initials

Exhibit D, Page 1

EXHIBIT E

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 1, 2019

BETWEEN

CASIOPEA BOVET, LLC, AS LANDLORD,

AND

3-V BIOSCIENCES, INC., AS TENANT

(“LEASE”)

ASBESTOS NOTIFICATION

In accordance with California law, we are providing you with information concerning the presence of asbestos containing materials (ACM's) and certain chemicals in Bovet Office Centre. California law also requires Tenants and Contractors to give their respective employees, contractors, subcontractors, agents, lessors and subtenants written notification regarding the presence of ACM's in the buildings within 15 days after receipt of such information.

Many building construction materials and furnishings, when new, tend to emit small amounts of gases, such as formaldehyde or urethane that the State of California has determined to be carcinogens and/or reproductive toxins. We have implemented a policy of requiring all contractors to minimize the use of hazardous chemicals in connection with work performed in the buildings. Nevertheless, detectable amounts of such gases may be present in the building air from time to time.

Accordingly, we are providing the following warning in accordance with Proposition 65 (Health and Safety Code Sections 25249.6 et seq.):

WARNING: This building may contain chemicals known to the State of California to cause cancer or reproductive harm.

ACM's pose no health risks unless they are broken up or disturbed so that asbestos fiber may become airborne and are inhaled. Inhalation of asbestos fibers has been associated with increased incidence of lung cancer, mesothelioma, and respiratory disease. Therefore, any activity that could disturb these materials must be taken with care and in accordance with applicable laws, lease provisions, and the rules and regulations of Bovet Office Centre.

EnviroGroup performed asbestos surveys of both buildings in the Bovet Office Centre in 1988-89, and in 1993 by H+GCL, both firms being highly regarded environmental consultants.

The 1988-89 surveys included inspections and samplings in certain areas believed to be representative. Samples were analyzed by a polarized light microscopy in accordance with procedures approved by the Environmental Protection Agency. The only ACM identified was vinyl flooring and the adhesive used to attach it to the floor. These materials are located throughout both buildings (sometimes under carpets). The asbestos fibers in these materials are believed to be fully bonded and encapsulated, so they are not likely to become airborne unless they are sanded, sawed, cored or broken up.

The 1993 asbestos survey included a review of the 1988-89 survey reports and inspections of representative areas, but no testing. The 1993 report states that additional asbestos testing of roofing materials, pipe elbow packing, acoustical ceiling tiles, gypsum board, and joint tape and joint compound may be advisable prior to engaging in renovation, maintenance or demolition activities affecting such materials. Accordingly, we require that any area scheduled for construction activities affecting such materials be evaluated for potential ACM's and that all-suspect material are tested for asbestos content. Only certified asbestos consultants or EPA-accredited asbestos inspectors are permitted to perform such evaluations.

Only properly trained and equipped personnel are permitted to disturb ACM in connection with repairs or remodeling. If more than 100 square feet of ACM will be removed or disturbed, the work must be performed by a contractor registered with Cal OSHA to perform asbestos-related work.

In 1991, JMC Environmental & Occupational Health Services performed air monitoring on the fourth floor of 177 Bovet Road in connection with floor renovation activities. The results of JMC's testing demonstrated consistency with our current building standard for airborne asbestos, which is <0.005 asbestos structures per cubic centimeter of air (s/cc), as measured by the state of the art technology known as Transmission Electron Microscopy (TEM). The concentration level identified as involving "no significant risk" under regulations implementing Proposition 65 is not readily measurable. However, our building standard is much more stringent than the current OSHA action level of 0.1 asbestos fibers per cubic centimeter (f/cc), as measured by Phase Contrast Microscopy (a less accurate technique than TEM), and significantly lower than the EPA clearance level of approximately 0.01 s/cc (by TEM) currently required for schools.

Copies of all asbestos survey and monitoring reports and test results from air monitoring and bulk samplings of materials are available for your inspection and photocopying at the building management office.

Landlord’s initials	Tenant’s initials

Exhibit E, Page 1

EXHIBIT F

ACKNOWLEDGEMENT OF LEASE COMMENCEMENT

By and Between

Casiopea Bovet, LLC, as Landlord

And

3-V Biosciences, Inc., as Tenant

This Acknowledgement of Lease Commencement (“Acknowledgement”) is made as of              ,        , by and between Casiopea Bovet, LLC, as (Landlord) and 3-V Biosciences, Inc., as (Tenant).

RECITALS

A.	WHEREAS, pursuant to a written lease dated as of ________,___ (the “Lease”), Tenant leases from Landlord certain premises commonly known as Suite 303 of the eight (8) story building located at 155 Bovet Road in the City of San Mateo, State of California (the “Premises”), as more particularly described in the Lease;

B.	WHEREAS, subject to and upon the terms and conditions set forth in this Acknowledgement, the parties desire to confirm the term of the Lease.

ACCORDINGLY, the parties agree as follows:

AGREEMENT

1.	The parties to this Acknowledgement hereby agree to confirm the establishment of the commencement and expiration dates of the term of the Lease, and the rental commencement date as follows:

a)	The date of , shall be the commencement date of the term of the Lease;

b)	The date of _______, shall be the scheduled expiration date of the term of the Lease;

c)	The period commencing on ______, and ending on ______, shall be the period to which Tenant’s rent payment of $ made pursuant to Page 1, Basic Lease Information, Base Rent and Section 3.1, Base Rent of the Lease (receipt of which amount is hereby acknowledged by Landlord) shall be applied;

d)	The date of is the next date on which scheduled monthly rent shall be paid by Tenant, which payment shall be in the amount of $ and shall cover the period commencing _________, and ending on , . Thereafter, scheduled monthly rent shall be payable on the first of the month as provided in the Lease.

Landlord’s initials	Tenant’s initials

Exhibit F, Page 2

2.	Tenant hereby confirms the following:

a)	That it has accepted possession of the Premises pursuant to the terms of the Lease;

b)	That the improvements and space required to be furnished by Landlord according to the Lease have been furnished;

c)	That other than this Acknowledgement there has been no modification, alteration, or amendment to the Lease, except as follows: None

d)	That there are no offsets or credits against rentals, nor has any security deposit been paid, except as provided by the Lease;

e)	That Tenant has not made any assignment of the Lease or any sublease of all or any portion of the Premises; and

f)	That the Lease, as confirmed, modified and amended by this Acknowledgement, is in full force and effect and represents the entire agreement between Landlord and Tenant concerning the Premises and the matters covered by the Lease.

3.	This Acknowledgement, and each and all of the provisions hereof, shall inure to the benefit of, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

IN WITNESS WHEREOF, the parties hereby execute this Acknowledgement of Lease Commencement as of the date first set forth above.

LANDLORD	TENANT
CASIOPEA BOVET, LLC	3-V BIOSCIENCES, INC.

By:	Access Property Services, Inc.	By:
Its:	Authorized Agent	Its:

By:	Daniel T. Gray
Its:	Senior Vice President	Date:

Landlord’s initials	Tenant’s initials

Exhibit F, Page 3

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the “First Amendment”) between Casiopea Bovet Properties, LLC (“Landlord”) and Sagimet Biosciences, Inc. (“Tenant”) is made as of this 14th day of December, 2021.

RECITALS

A.	Casiopea Bovet, LLC and 3-V Biosciences, Inc. entered into that certain Lease Agreement dated March 1, 2019 (the “Lease”), under which Casiopea Bovet, LLC leased the premises known as the Bovet Office Centre, 155 Bovet Road, Suite 303, San Mateo, CA (the “Premises”) to 3-V Biosciences, Inc.

B.	Casiopea Bovet, LLC subsequently transferred the Property and the Lease to Casiopea Bovet Properties, LLC (“Landlord”).

C.	3-V Biosciences, Inc. subsequently changed their name to Sagimet Biosciences, Inc.

D.	Total rentable square footage of the Premises is 3,030 square feet.

E.	The current Lease expires on May 31, 2022.

F.	Landlord and Tenant desire to amend the Lease in certain respects.

COVENANTS

Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be part of the Lease and shall supersede, to the extent appropriate, any contrary provision in the Lease. All references in the Lease shall be construed to mean the Lease as amended. All terms used in the First Amendment shall have the same meanings as the terms contained in the Lease.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

COMMENCEMENT DATE:	The lease renewal term shall commence June 1, 2022.

RENEWAL LEASE TERM:	The term of the Lease renewal shall be twenty-five (25) months.

RENTAL RATE SCHEDULE:	The base monthly full-service rent shall be as follows:

Month 1	ABATED
Months 2 – 12	$ 12,877.50
Months 13 – 25	$ 13,263.83

OPERATING EXPENSES:	The Premises shall be leased on a full service, gross basis. The Base Operating Costs as referred to on Page 2 of the Basic Lease Information shall be changed to: Base Operating Expense Year - 2022. The Base Tax Year shall be changed to: Fiscal Year 2021/2022.

First Amendment to Lease dated December 14, 2021

Sagimet Biosciences, Inc.

TENANT IMPROVEMENTS:	Landlord, at Landlord’s sole cost, shall repair or replace the dishwasher.

REPRESENTATION:	Landlord and Tenant represent that no commissions or finder’s fee is due any broker other than Kidder Mathews representing the Landlord and Newmark Knight Frank representing Tenant. Landlord shall be responsible for all commissions due, pursuant to a separate agreement.

Except as expressly set forth in this First Amendment to Lease Agreement, all other terms, agreements, covenants and conditions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed this First Amendment to Lease Agreement as of the date written above.

LANDLORD:		TENANT:
CASIOPEA BOVET PROPERTIES, LLC		SAGIMET BIOSCIENCES, INC.
By: Access Property Services, Inc.
Its: Authorized Agent

By:	/s/ Daniel T. Gray	By:	/s/ Dennis Hom
Its:	Senior Vice President	Its:	Chief Financial Officer
Date: 12/20/2021		Date: 12/17/2021